UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 27, 2020

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRRT	N/A *

* On December 23, 2019, CARBO Ceramic Inc.’s common stock began trading on the OTCQB marketplace.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, the Board of Directors (the “Board”) of CARBO Ceramics Inc. (the “Company”) approved the material terms of a retention program intended to be offered to, and serve as a retention program for, certain key employees (the “Key Employee Retention Program”). The Board approved the Key Employee Retention Program in recognition of the demonstrated work and commitment of the Company’s key employees and the significant benefits to the Company of retaining such key employees.

On January 27, 2020, the Company entered into retention agreements (the “Retention Agreements”), consistent with the material terms of the retention program, with certain key employees, including the following members of the Company’s executive management team (the “Executives”): (i) Mr. Gary Kolstad, President, Chief Executive Officer and Chairman of the Board; (ii) Mr. Ernesto Bautista, III, Vice President and Chief Financial Officer; and (iii) Mr. Don Conkle, Vice President of Marketing and Sales.

Each Retention Agreement provides for a lump sum cash payment of a one-time retention bonus to the Executive as soon as practicable following the Executive’s execution of the Retention Agreement in the amount of: 50% of the current annualized base salary for the applicable Executive (the “Retention Bonus”).  If an Executive’s employment is terminated by the Company for “cause” or the Executive resigns without “good reason” (each term as defined in the Retention Agreement), in either case, before specified future events set forth in the Retention Agreement, the Executive will be required to repay to the Company an amount equal to the Retention Bonus.

Each Retention Agreement includes a general release of claims in favor of the Company and its affiliates as a condition to payment of the retention bonus and a requirement that the Executive comply with certain restrictive covenants.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the form of Retention Agreement that is filed with this Form 8-K as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Retention Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: January 27, 2020
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer